Exhibit 10.8
                                 LEASE AGREEMENT

                   (1870 Semoran Blvd., Winter Park, Florida)

1. PARTIES This lease is made and entered into between the following parties: Piccadilly Cafeterias, Inc., hereafter referred to and known as Lessor, together with its successors, assigns and heirs and Roadhouse Grill, Inc., hereafter referred to and known as Lessee together with its successors, assigns and heirs.

2. PREMISES Lessor hereby leases to Lessee and Lessee hereby leases from Lessor, as of the "Effective Date" specified in Section 3, at the rental and upon the covenants and conditions hereinafter set forth, the commercial space referred to herein as the "Premises" and described in Exhibit A attached hereto and incorporated herein by this reference. Lessee agrees that (i) Lessee has accepted the Premises in an "as is" condition, (ii) Lessor shall have no responsibility to make any "Improvements" (as defined in Section 13) which may be required to prepare the Premises for Lessee's use, (iii) Lessee, at its sole cost and expense, shall complete any Improvements which may be required upon the Premises prior to the Rent Commencement Date (as defined in Section 3) and (iv) all such Improvements shall be done in accordance with Sections 13 and 14.

3. TERM This Lease shall become legally binding as of the "Effective Date" which is defined as the date when Lessor and

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Lessee shall have executed this Lease. The term of this Lease "Lease Term")
shall commence on October 1, 1994 at 12:01 A.M. (the "Rent Commencement Date") and shall remain in full force and effect until September 30, 2004 at 12:00 P.M. (Midnight) (the "Expiration Date"). At the expiration of the Lease Term or earlier termination of this Lease, Lessee will surrender possession of the Premises and deliver the same to Lessor in good condition and repair.

4. RENT Lessor agrees to lease the Premises to Lessee for the Lease Term at the following rental rates:

           A: Years 1 through 5: Annual rental (the "Annual Rental") shall be one Hundred Thirty Two Thousand Dollars ($132,000.00). This annual rental shall be divided into twelve (12) equal monthly payments of Eleven Thousand Dollars ($11,000.00) which shall be due and payable by close of normal business hours on the first day of each month. Rental received after the fifth day of the month shall be adjudged to be late and will be assessed a late fee of 5% of the rental due plus all applicable taxes.

           B: Years 6 through 10: Annual Rental shall be One Hundred
           Forty Six Thousand Four Hundred Dollars ($146,400.00). This annual rental shall be divided into twelve (12) equal monthly payments of Twelve Thousand Two Hundred Dollars ($12,200.00) which shall be due and payable by close of normal business hours on the first day of each month. Rental received after the fifth day of the month shall be adjudged to be late and will be assessed a late fee of 5% of the rental due plus all applicable taxes.

    5. UTILITIES Lessee agrees to make application in Lessee's own name and to obtain directly from, and pay for the same when due directly to, the applicable utility company. The term utilities for purposes hereof shall include but not be to electricity, water, sewer, gas, telephone, trash collection, cable television, or other public or private utilities used by Lessee at the Premises. Lessee further 2
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agrees to defend, indemnify, protect and hold Lessor, together with its successors, assigns and heirs, harmless from and against any and all claims, liabilities, charges, deposits, encumbrances, penalties, forfeitures, losses or expenses (including attorney's fees) levied or claimed by any public or private utility company. Any discontinuance, failure or interruption in service resulting from Lessee's failure to pay any charge due and payable shall not be deemed a constructive eviction of Lessee or entitle Lessee, to terminate this Lease. 6. TAXES Lessee agrees to pay as additional rent without setoff or deduction the amount of all "Taxes" assessed for any reason and levied on the Premises and the realty underlying the Premises, whether separately or as part of the larger parcel. As used in this Lease, the term "Taxes" levied on the Premises or the realty underlying the Premises shall mean any form of tax, assessment, lien, bond obligation, license fee, license tax, tax or excise on rent, or any other levy, charge or expense, together with any statutory interest thereon, imposed or required at any time by any federal, state, county or city authority having jurisdiction, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof. Should Lessor make any tax payments directly, including any real estate or ad valorem tax payment, Lessee shall reimburse Lessor within thirty (30) days after presentation of said tax charge from Lessor to Lessee. In the event Lessee fails to pay, when the same is due and payable, any Taxes, Lessee shall hold Lessor, together with its successors, assigns and heirs, harmless from any resulting penalties, fees, fines or other charges.
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7.  ASSIGNMENT AND SUBLETTING Lessee shall not have the right to assign or sublet the Premises during the Lease Term without Lessor's prior written approval.

8. POSSESSION AND SURRENDER Lessee shall deliver the Premises at the expiration of the Lease Term or the earlier termination of this Lease in a broom clean condition, with the removal of all personal property and trade fixtures not affixed to the Premises, with the exception of Lessee's sign and temporary mounted fixtures. Lessee shall be responsible for repairing damage caused by Lessee or Lessee's invitees or employees, normal wear and tear accepted. It is expressly agreed and understood by both Lessor and Lessee that the failure by Lessee to surrender possession of the Premises at the expiration of the Lease Term or earlier termination of this Lease shall result in substantial damages to Lessor and those damages are impossible or impracticable to measure. In the event Lessee does not surrender possession of the Premises to Lessor as set forth herein, Lessee shall be deemed a hold over tenant on a month-to-month basis and shall pay to Lessor, as liquidated damages, for each month or portion of a month in which Tenant holds over in the Premises, an amount equal to the greater of (i) two times the portion of the Annual Rental which was payable under the Lease during the last month of the Lease Term plus all additional rent payable in accordance with the terms of this Lease or (ii) the prevailing market rent, on a monthly basis, plus all additional rent payable in accordance with

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the terms of this Lease; such amount shall be payable in advance on the first day of each and every month.

9. USE OF PREMISES Lessor agrees to lease to Lessee the Premises for the purposes of operating a restaurant and grill. Should Lessee desire to change the use for which Lessee leases the Premises, Lessee must first obtain Lessor's written consent. Lessee warrants that Lessee will use the Premises for lawful purposes only and will obey all applicable federal, state and local laws, ordinances and codes. Upon paying the Annual Rent and any additional rent, including taxes, fees, and licenses, and otherwise conforming to the terms and conditions of this Lease, Lessee shall have the quiet enjoyment of the Premises. Lessor may enter the Premises during normal business hours to inspect the Premises. Lessor or Lessor's agent may place appropriate 'For Sale or For Lease* signs on the Premises sixty (60) days prior to the Expiration Date or earlier termination of the Lease.

10. REPAIRS, MAINTENANCE Lessee agrees at all times from and after delivery of the Premises, at its own cost and expense, to repair, maintain in good and tenantable condition and replace, as necessary, the Premises and every part thereof, including the following: the air conditioning system; all meters, pipes, conduits, equipment, components and facilities that supply the Premises with utilities; all fixtures and other equipment installed in the Premises; all exterior and interior glass installed in the Premises; all signs, locks and closing devices;

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all window sashes, casements and frames; doors and door frames; floor coverings;
and all such items of repair, maintenance, alteration, improvement or reconstruction as may be required for compliance with all laws, regulations, codes, ordinances and other governmental regulations. All replacements made by Lessee in accordance with this Section shall be of like size, kind and quality to the items replaced as they existed when Lessee originally took possession. Lessee agrees to permit Lessor to enter the Premises at all times during usual business hours to inspect the sam e or to perform any work therein as permitted by the terms and conditions of this Lease.

    Lessor shall repair, maintain in good and tenantable condition and replace, as necessary, the roof, exterior walls, and structural parts of the Premises. Lessor shall not be required to make repairs necessitated by reason of the negligence of Lessee or anyone claiming under Lessee, by reason of the failure of Lessee to perform or observe any terms or conditions of this Lease, or by reason of Improvements made by Lessee or anyone claiming under Lessee. As used in this Section, "exterior walls" shall exclude storefronts, plate glass, window cases or window frames, doors or door frames.

    If Lessee refuses to repair, replace or maintain the Premises, or any part thereof, in a manner reasonably satisfactory to Lessor, Lessor shall have the right, upon giving Lessee reasonable written notice of its election to do so, to make such

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repairs or perform such maintenance on behalf of and for the account of Lessee.
In such event, Lessee shall pay the cost of such work as additional rent promptly upon receipt of an invoice therefor.

11. INDEMNITY Lessor shall not be liable for, and Lessee shall defend (with counsel satisfactory to Lessor), indemnify and protect Lessor from, any claim, demand, liability, judgment, award, fine, mechanics' lien or other lien, loss, damage, expense, charge or cost of any kind or character (including actual attorney fees and court costs) arising directly or indirectly from (a) any labor dispute involving Lessee or its contractors and agents, or (b) the construction, repair, alteration, improvement, use (including all claims arising from Lessee's sale of alcoholic beverages, if any), occupancy or enjoyment of the Premises (hereinafter referred to as "Claims"), including without limitation, Claims caused by the concurrent negligent act or omission, whether active or passive, of Lessor or its agents; provided, however, Lessee shall have no obligation to defend, indemnify or protect Lessor from Claims caused by the sole and grossly negligent, willful or criminal acts of the Lessor and/or its agents. Lessee's duty to indemnify Lessor under this Section shall not extend to damages awarded to a third party to the extent that such damages were awarded as a result of Lessor's gross negligence, provided the issue of negligence has been fully

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adjudicated, and in such event, Lessor will reimburse Lessee for its prorata share of costs of defense.

12. INSURANCE Lessee agrees that from and after the Effective Date, and prior to any use or occupancy of the Premises, Lessee shall obtain and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

           (a) Comprehensive general liability insurance for bodily injury and property damage with broad form contractual liability coverage and with coverage limits of not less than One Million Dollars ($1,000,000) combined single limit, per occurrence and in the aggregate insuring against any and all liability of the insured with respect to said Premises or arising out of the maintenance, use or occupancy thereof, and shall specifically include liquor liability insurance covering consumption of alcoholic beverages by customers of Lessee, if the sale of alcoholic beverages is permitted under this Lease.

           (b) Lessee shall also carry insurance covering Lessee's merchandise, fixtures and Improvements in the amount not less than ninety percent (90%) of their full replacement cost providing protection against any peril included within the classification "All Risks," including, without limitation, coverage for fire and flood damage and theft.

           All policies of insurance provided for herein shall be with insurance companies licensed to do business in the State of

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Florida and Seminole County and approved by the Landlord, such approval not to be unreasonably withheld. All such policies shall contain cross-liability endorsements and shall name Lessor as an additional insured. Executed copies of such policies of insurance or certificates thereof shall be delivered to Lessor within ten (10) days after the Effective Date, and thereafter executed copies of renewal policies or certificates thereof shall be delivered to Lessor within thirty (30) days prior to the expiration of the term of each such policy.

           Lessee's obligations to carry the insurance provided for above may be satisfied by inclusion of the Premises within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Lessee; provided, Lessor shall be named as an additional insured thereunder and that the coverage afforded Lessor will not be reduced or diminished by reason of the use of such blanket policies of insurance, and provided further that the requirements set forth herein are otherwise satisfied. Lessee agrees to permit Lessor at all reasonable times to inspect any policies of insurance of Lessee which Lessee has not delivered to Lessor.

13. IMPROVEMENTS At Lessee's own expense, after giving Lessor notice in writing of its intentions to do so, andwithout limiting Lessee's right to remove and/or replace personal property, Lessee

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may, from time to time, make such permanent and nonstructural alterations, replacements, additions, changes and/or improvements (collectively referred to in this Lease as "Improvement") to the Premises as Lessee may find necessary or convenient for its purposes, provided that the value of the Premises is not thereby diminished; provided, however, no Improvements costing in excess of Thirty Thousand Dollars ($30,000.00) may be made without obtaining the prior written approval of Lessor. In no event shall any Improvements be made to any mechanical system, the exterior walls, floor or roof of the Premises without the prior written approval of Lessor. In no event shall Lessee make or cause to be made any penetration into or through the roof or floor of the Premises without obtaining the prior written approval of Lessor.

Lessee shall be liable for and shall indemnify and defend Lessor from any claim, demand, lien, loss, damage or expense, including reasonable attorney fees and costs, arising from any Improvements permitted under this Section.

14. CONSTRUCTION REQUIREMENTS Improvements to be made to the Premises which require the approval of Lessor shall be made under the supervision of a competent architect or licensed structural engineer and made in accordance with the plans and specifications submitted to Lessor for its approval prior to commencement of the work, in accordance with such procedures as Lessor shall reasonably specify. Lessor's approval of Lessee's plans for any Improvements shall in no event create any responsibility or

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liability on the part of Lessor for their completeness, design sufficiency, or compliance with any and all laws, regulations, codes, ordinances and other governmental regulations. All work with respect to any Improvements must be done in a good and workmanlike manner and diligently prosecuted to completion. Lessee covenants to keep the Premises free and clear of all mechanics liens and other liens on account of work done for Lessee or persons claiming under Lessee.

15. CASUALTY DAMAGE In the event the Premises are wholly or partially damaged by fire, flood or other casualty, Lessee shall immediately inform Lessor. If the Premises are destroyed so that in the Lessor a reasonable opinion, the cost of the repairs would exceed 25% of the replacement value of the Premises, Lessor shall each have the right to terminate this Lease by giving sixty (60) days prior written notice to the other. In the event this Lease is cancelled because of such casualty, any insurance proceeds shall be turned over to Lessor.

    In the event Lessee and Lessor agree to repair such damage, and during the course of such repair Lessee cannot continue to operate or conduct its business, the Annual Rent shall be abated until such time as the Premises is again open for business; provided, that such abatement shall not exceed ninety (90) days. Should Lessee remain open for business during the course of such repair, there shall be no abatement of any rents.

16. HAZARDOUS MATERIALS Lessee shall not use, generate, manufacture, produce, store, treat, dispose or permit the escape on, under, about or from the Premises, or any part thereof, any asbestos or any flammable, explosive, radioactive, hazardous, toxic, contaminating, polluting matter, waste, or substance or related injurious materials, whether injurious by themselves or in combination with other materials (collectively "Hazardous Materials"). Further, Lessee shall not use, generate, manufacture, produce, store, treat, dispose or permit the escape on, under, about or from the Premises any material substance, or chemical which is regulated by any federal, state or local law, rule ordinance or regulation (collectively "Regulated Materials").

    Any exceptions to the foregoing shall require Lessor"s express written approval. Lessee shall defend, indemnify, protect and hold Lessor, together with its successors, assigns and heirs,

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harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including attorney's fees), or death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by any breach of this Section.

17. LEGAL NOTICES All notices required under this Lease shall be given or exercised in writing and shall be deemed to be properly served when delivered by certified mail with return receipt requested, or by private courier service, to the addresses for the Lessor and Lessee, respectively, set forth below:

           Piccadilly Cafeterias, Inc.
           P. 0. Box 2467
           Baton Rouge, LA  70821
           Attention: General Counsel

           Piccadilly Cafeterias, Inc.
           P. 0. Box 2467
           Baton Rouge, LA  70821
           Attention: Director of Real Estate

           Roadhouse Grill, Inc.
           4801 S. University Drive, Suite 304
           Davie, Florida  33328
           Attention:  David Tulle, Jr., President

18. FORCE MAJEURE. If either party hereto shall be delayed or prevented from the performance of any act required hereunder by reason of acts of God, riots, civil commotion, strikes, lockouts, labor troubles, inability to procure materials, restrictive governmental laws or regulations or other cause without fault beyond the control of the party obligated (financial inability excepted), performance of such act shall be excused for the period

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of the delay and the period for performance of any such act shall be extended for a period equivalent to the period of such delay, provided notice is given within ten (10) days of such delay.

19. BROKERAGE COMMISSIONS. The parties hereby agree that Lessor shall be responsible for any and all brokerage commissions in connection with this Lease.

20. SUBORDINATION AND NON-DISTURBANCE. Lessor reserves the right to subject and subordinate Lessor's interest in the Premises and this Lease at all times to the lien of any first mortgage or first deed of trust placed upon Lessor's interest in the Premises. In such event, Lessee shall execute and deliver such further instruments as may be reasonably requested by Lessor to evidence the subordination or to subject Lessor's interest in this Lease to the lien of any such mortgage or deed of trust. If this Lease is at any time subject or subordinate to any mortgage or deed of trust which now or hereafter affects the Premises, such mortgage or deed of trust (or a separate non-disturbance agreement delivered to Lessee contemporaneously with the execution of the mortgage or deed of trust, or in the case of a mortgage or deed of-trust existing, prior to the date of this Lease, delivered to Lessee within forty-five days after the date of this Lease) shall provide that Lessee shall not in any way be disturbed in its peaceable possession of the Premises, and that the validity and continuance of this Lease and every provision hereof shall be recognized and provided for in the event of foreclosure, or by

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conveyance in lieu of foreclosure, so long as Lessee shall not be in default under the terms of this Lease beyond any applicable cure period.

21. CONFIRMATION OF LEASE Each of the parties agrees, upon request of the other, to execute a statement to the effect that this Lease remains in full force and effect in accordance with its terms and, if such be the case, that the other party is not in default hereunder, in order that such statement may be relied upon by any then present or prospective purchaser, lender, auditor, mortgagee, landlord or other interested party.

22. DEFAULTS BY LESSEE Lessee's failure to pay any amount of the Annual Rent or any additional rents when due or to fully and promptly perform any covenant or condition of this Lease after reasonable notice from Lessor of such obligation to cure shall constitute a default by Lessee and a breach of this Lease In the event of a default by Lessee which remains uncured for thirty (30) days, Lessor at Lessor's option may (i) terminate Lessee's right to possession of the Premises, with or without terminating this Lease, and reenter and take possession of the Premises and of all fixtures and personal property therein to collect any unpaid rentals and other charges, which have become payable, or which may, thereafter become payable, or 2) terminate the Lease and recover from Lessee as damages the amount of unpaid rental (including all Annual Rent and additional rent) for the balance of the term of the Lease that would have been earned had Lessee not

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defaulted and such sum shall be due and payable within thirty (30) days following termination. Lessee hereby grants Lessor a security interest in Lessee's fixtures and personal property located on the Premises to secure Lessee's performance of any and all of Lessee's obligations under this Lease. To perfect said security interest, Lessee agrees to execute and deliver to Lessor such financing statements required by the applicable uniform Commercial Code as Lessor may request.

23. DEFAULTS BY LESSOR If Lessor shall neglect or fail to perform or observe any of the terms and conditions of this Lease, Lessee shall provide Lessor with written notice of such failure. Upon receipt of such notice, Lessor shall have thirty (30) days to remedy such failure. If Lessor does not remedy such failure or proceed diligently to do so within thirty (30) days after receipt of notice, then Lessee shall have the right to cure such default and deduct reasonable costs therefor from the rental due.

24. EMINENT DOMAIN In the event the Premises or any part thereof shall be appropriated or taken under the power of eminent domain by any public or quasi-public authority, this Lease shall terminate and expire as of the date of such taking, and Lessor and Lessee shall each thereupon be released from any further liability accruing under this Lease.

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25. ATTORNEY FEES If at any time after the Effective Date, either Lessor or
Lessee institutes any action or proceeding against the other, the nonprevailing party in such action or proceeding shall reimburse the, prevailing party for the reasonable expenses of attorney fees, and all costs and disbursements incurred therein by the prevailing party, including, without limitation, any such fees, costs or disbursements incurred on any appeal from such action or proceeding. Subject to the provisions of local law, the prevailing party shall recover all such fees, costs or disbursements as costs taxable by the court or arbiter in the action or proceeding itself without the necessity for a crossaction by the prevailing party.

26. APPLICABLE LAW This lease is executed pursuant to and shall be construed in accordance with the laws of the state of Florida.

27. CONSTRUCTION OF LEASE INSTRUMENT The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provision. The submission of this document for examination does not constitute an offer to Lease, or a reservation of or option for the Premises and becomes effective only upon execution and delivery thereof by Lessor and Lessee. All negotiations, considerations, representations and understandings between the parties are incorporated herein, and may be modified or altered only by an agreement in writing between the parties. The headings or captions of the several articles

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contained herein are for convenience only and do not define, limit or construe the

contents of such articles. All handwritten changes, deletions or additions to this agreement which have been initialed by the parties shall have precedence over the printed text.

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    This Lease is executed by Lessor at Baton Rouge, Louisiana, on this 3rd day of May, 1994.

WITNESSES AS TO LESSOR                           PICCADILLY CAFETERIAS, INC.

 /S/ MOLLY MCGRAW                                By: /S/ JAMES W. BENNETT
- ---------------------------                         ---------------------------
                                                         James W. Bennett,
                                                         Chairman and C.E.O.

 /S/ ILLEGIBLE
- ---------------------------

           This Lease is executed by Lessee at DAVIE, FLORIDA on this 26TH day of April, 1994.

WITNESSES AS TO LESSEE                           ROADHOUSE GRILL, INC.
/S/ KIMBERLY REIHING                             By: /S/ JOHN D. TOOLE, JR.
- ---------------------------                         ---------------------------

/S/ ILLEGIBLE
- ---------------------------

Exhibits:

           Exhibit "A" - Leased Premises
           Exhibit "B" - Equipment and Fixtures

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STATE OF LOUISIANA

PARISH OF EAST BATON ROUGE

           BEFORE ME, the undersigned authority, duly commissioned, qualified and sworn within and for the State and Parish aforesaid, on this day personally appeared JAMES W. BENNETT appearing herein as Chairman and C.E.O. of Piccadilly Cafeterias, Inc., personally known to me to be the identical person whose name is subscribed to the foregoing lease as the said officer of the said corporation, and he acknowledged to me that he executed the foregoing lease on behalf of Piccadilly Cafeterias, Inc. as lessor for the purposes and consideration therein expressed, as the free act and deed of Piccadilly Cafeterias, Inc., and pursuant to authority of the Board of Directors of Piccadilly Cafeterias, Inc.

           GIVEN under my hand and seal this 4TH day of MAY, 1994.

                              /S/ SHARON M. TAYLOR
                              -------------------------------
                              Sharon M. Taylor, Notary Public

My Commission Expires
At My Death; Lifetime Commission                            (Notary's Seal)
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

STATE OF FLORIDA

COUNTY OF BROWARD

    BEFORE ME, the undersigned authority, duly commissioned, qualified and sworn within and for the State and County aforesaid, on this day personally appeared JOHN D. TOOLE JR., appearing herein in his capacity as VICE PRESIDENT of ROADHOUSE GRILL, INC., personally known to me to be the identical person whose name is subscribed to the foregoing lease as the said officer of the said corporation, and he acknowledged to me that he executed the foregoing lease on behalf of ROADHOUSE GRILL, INC. as lessee for the purposes and consideration therein expressed, as the free act and deed of said corporation and pursuant to authority of the Board of Directors of said corporation.

           GIVEN under my hand and seal this 26TH of APRIL, 1994.

                               /S/ KERRY M. MOSSOR
                               --------------------------------
                               Kerry M. Mossor, Notary Public

My Commission Expires:
  Aug 2, 1997                       (Notary's Seal)
- ---------------
[stamped notary seal]                    [stamped notary seal]

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                                    EXHIBIT A

                       [MAP DEPICTING THE LEASED PREMISES]

                                    EXHIBIT B

                             EQUIPMENT AND FIXTURES

The following equipment and fixtures located in the Premises shall be left for the use of the Lessee:

                                   [TO COME)